Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Magellan Gold Corporation (the "Company") on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Pierce Carson, President and CEO (Principal Executive Officer) and I, Michael P. Martinez, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ W. Pierce Carson

W. Pierce Carson

President and CEO (Principal Executive Officer)

June 28, 2018

/s/ Michael P. Martinez

Michael P. Martinez

Chief Financial Officer (Principal Accounting Officer)

June 28, 2018